Exhibit 3.6




                           FIRST AMENDED AND RESTATED
                                     BYLAWS

                                       OF

                                 e resources inc
                              (a Utah corporation)



                                  July __, 2001


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                                    ARTICLE I

                                     OFFICES

         Section 1. Registered Office. The registered office of the Corporation shall be _______________________ and the registered agent at such office shall be ___________________.

         Section 2. Other Offices. The Corporation may also have offices at such other place or places, both within and without the State of Utah, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 1. Time and Place of Meetings. All meetings of the shareholders for the election of directors shall be held at such time and place, either within or without the State of Utah, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of shareholders for any other purpose may be held at such time and place, within or without the State of Utah, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual Meetings. Annual meetings of shareholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the shareholders shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

         Section 3. Notice of Annual Meetings. Written notice of the annual meeting, stating the place, date, and hour of the meeting, shall be given to each shareholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of the meeting.

         Section 4. Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called at any time by order of the Board of Directors and shall be called by the Chairman of the Board, the Chief Exclusive Officer, the President, or the Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed special meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

         Section 5. Notice of Special Meetings. Written notice of a special meeting, stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given to each shareholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of the meeting. A written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

         Section 6. Quorum. Except as otherwise provided by statute or the Articles of Incorporation, the holders of the outstanding stock having a majority of the voting power of the stock entitled to be voted, (i) present in person, (ii) by proxy, or (iii) if authorized by the Board of Directors, by telephonic equipment or any means of communication by which all persons participating in the meeting can hear each other during the meeting, shall constitute a quorum for the transaction of business at all meetings of the shareholders. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat shall have power to adjourn the

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meeting from time to time without notice (other than announcement at the meeting at which the adjournment is taken of the time and place of the adjourned meeting) until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

         Section 7. Organization. At each meeting of the shareholders, the Chairman of the Board, the Chief Executive Officer or the President, determined as provided in Article VIII of these Bylaws, or if those officers shall be absent therefrom, another officer of the Corporation chosen as chairman present in person or by proxy and entitled to vote thereat, or if all the officers of the Corporation shall be absent therefrom, a shareholder holding of record shares of stock of the Corporation so chosen, shall act as chairman of the meeting and preside thereat. The Secretary, or if he shall be absent from such meeting or shall be required pursuant to the provisions of this Section 7 to act as chairman of such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

         Section 8. Voting. Except as otherwise provided in the Articles of Incorporation, each shareholder shall, at each meeting of the shareholders, be entitled to one vote in person or by proxy for each share of stock of the Corporation held by him and registered in his name on the books of the Corporation on the date fixed pursuant to the provisions of Section 5 of Article X of these Bylaws as the record date for the determination of shareholders who shall be entitled to notice of and to vote at such meeting. Shares of the Corporation's own stock held in treasury shall not be entitled to vote. At any meeting of the shareholders, the shareholders may vote in person or by proxy appointed pursuant to an instrument in writing executed by such shareholder or by his attorney thereunto duly authorized and delivered to the Secretary of the Corporation or to the secretary of the meeting or by an electronic transmission; provided, however, that no proxy shall be voted or acted upon after 11 months from its date, unless said proxy shall provide for a longer period. An electronic transmission must contain or be accompanied by information that indicates that the shareholder, the shareholder's agent or the shareholder's attorney-in-fact authorized the transmission. An appointment of proxy is revocable unless the appointment form or electronic transmission states that it is irrevocable and the appointment is coupled with an interest. At all meetings of the shareholders, all matters, except where other wise provided by law, the Articles of Incorporation or these Bylaws, shall be decided by the vote of a majority of the votes cast by the shareholders present in person or proxy and entitled to vote thereat, provided that a quorum is present. Unless demanded by a shareholder of the Corporation present in person or by proxy at any meeting of the shareholders and entitled to vote thereat, or so directed by the chairman of the meeting, the vote thereat on any question other than the election or removal of directors need not be by written ballot. Upon a demand of any such shareholder for a vote by written ballot on any question or at the direction of such chairman that a vote by written ballot be taken on any question, such vote shall be taken by written ballot. On a vote by written ballot, each ballot shall be signed by the shareholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

         Section 9. List of Shareholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the corporate stock ledger, either directly or through another officer of the Corporation designated by him or through a transfer agent appointed by the Board of Directors, to prepare and make, at least 10 days before every meeting of the shareholders, a complete list of the shareholders entitled to vote, arranged by voting group (if any), and within each voting group by class or series of shares. The list must be in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open for examination by any shareholder, for any purpose germane to the meeting, during ordinary business hours, for at least

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the 10 days prior to the meeting, either at a place within the city where said meeting is to be held, which place shall be specified in the notice of said meeting, or, if not so specified, at the place where said meeting is to be held. The list shall also be produced and kept at the meeting during the whole time thereof, and may be inspected by any shareholder of record who shall be present thereat. The stock ledger shall be evidence as to who are the shareholders entitled to examine the stock ledger, such list or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.

         Section 10. Inspectors of Votes. At each meeting of the shareholders, the chairman of such meeting may appoint one or more Inspectors of Votes to act thereat, unless the Board of Directors shall have theretofore made such appointments. Each Inspector of Votes so appointed shall first subscribe an oath or affirmation faithfully to execute the duties of an Inspector of Votes at such meeting with strict impartiality and according to the best of his ability. Such Inspectors of Votes shall take charge of the ballots, if any, at such meeting and, after the balloting thereat on any question, shall count the ballots cast thereon and shall make a report in writing to the secretary of such meeting of the results thereof. An Inspector of Votes need not be a shareholder of the Corporation, and any officer of the Corporation may be an Inspector of Votes on any question other than a vote for or against his election to any position with the Corporation or on any other question in which he is directly interested.

         Section 11. Actions Without a Meeting. Any action required or which may be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. Unless the written consents of all shareholders entitled to vote have been obtained, notice of any shareholder approval without a meeting shall be given at least 10 days before the consummation of the transaction, action or event authorized by the shareholder action to (i) those shareholders entitled to vote who have not consented in writing; and (ii) those shareholders not entitled to vote and to whom then Utah Revised Business Corporation Act requires that notice of the proposed action be given. Notwithstanding the foregoing sentences of this
Article II Section 11, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

                                   ARTICLE III

                               BOARD OF DIRECTORS

         Section 1. Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, which shall have and may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Articles of Incorporation, or these Bylaws directed or required to be exercised or done by the shareholders.

         Section 2. Number, Qualification, and Term of Office. The number of directors which shall constitute the whole Board of Directors shall not be less than three (3) nor more than fifteen (15). Within the limits above specified, the number of directors which shall constitute the entire Board of Directors shall be determined by resolution of the Board of Directors or by the shareholders at any annual or special meeting or otherwise pursuant to action of the shareholders. Directors need not be shareholders. The directors shall be elected at the annual meeting of the shareholders, except as provided in Sections 4 and 5 of this Article III, and each director elected shall hold office until the annual meeting next after his election and until his successor is duly elected and qualified, or until his death, retirement, resignation or removal. Directors shall be elected by a plurality of the votes of the outstanding shares present in person or represented by proxy and entitled to vote on the election of directors at any annual or special meeting of shareholders. Such election may be by written ballot.

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         Section 3. Resignations. Any director may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect immediately upon receipt by the Corporation, unless the notice specifies a later effective date. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 4. Removal of Directors. Any director may be removed, either with or without cause, at any time, by the vote of a majority of the outstanding shares of stock entitled to vote, given at an annual meeting or at a special meeting of the shareholders called for that purpose. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him. The vacancy in the Board of Directors caused by any such removal shall be filled by the shareholders at such meeting or, if not so filled, by the Board of Directors as provided in Section 5 of this
Article III.

         Section 5. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the annual meeting next after their election and until their successors are elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by the Utah Revised Business Corporation Act.

                                   ARTICLE IV

                       MEETINGS OF THE BOARD OF DIRECTORS

          Section 1. Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Utah.

          Section 2. Annual Meetings. The annual meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of shareholders, and no notice of such meeting to the newly elected directors shall be necessary in order legally to conduct the meeting, provided a quorum is present. In the event such meeting is not held immediately following the annual meeting of shareholders, the meeting may be held at such time and place as shall be designated by the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

         Section 3. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

         Section 4. Special Meetings; Notice. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary on twenty-four hours' notice given to each director, either personally or by telephone, mail, telegraph, telex, cable, wireless, or other form of recorded communication. In addition, special meetings may be called by the Chairman of the Board, the President, the Chief Executive Officer or the Secretary in like manner and on like notice on the written request of two directors. Notice of any such meeting need not be given to any director, however, if waived by him in writing or by telegraph, telex, cable, wireless, or other form of recorded communication, or if he shall be present at such meeting.

         Section 5. Quorum and Manner of Acting. Unless otherwise provided herein, at all meetings of the Board of Directors, a majority of the directors at the time in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically

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provided by statute or by the Articles of Incorporation. The Board of
Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication equipment by which all directors participating may hear each other during the meeting. A director participating in a meeting by this means is considered to be present in person at the meeting. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 6. Remuneration. Unless otherwise expressly provided by resolution adopted by the Board of Directors, none of the directors shall, as such, receive any stated remuneration for their services; but the Board of Directors may at any time by resolution provide that any director of the Corporation be compensated for his services, either on an annual basis or for each meeting of the Board of Directors or any committee thereof attended by such director. The Board of Directors may also provide that the Corporation shall reimburse each director for any expenses incurred by him on account of his attendance at any meeting. Nothing in this Article IV Section 6 shall be construed to preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

                                    ARTICLE V

                             COMMITTEES OF DIRECTORS

         Section 1. Executive Committee; How Constituted and Powers. The Board of Directors may, in its discretion, designate an Executive Committee consisting of one or more of the directors of the Corporation. Subject to the provisions of
Section 16-10a-825 of the Utah Revised Business Corporation Act, the Articles of Incorporation, and these Bylaws, the Executive Committee shall have and may exercise, when the Board of Directors is not in session, all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it; but the Executive Committee shall not have the power to amend the Articles of Incorporation, to adopt an agreement of merger or consolidation, to recommend to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, to recommend to the shareholders a dissolution of the Corporation or a revocation of a dissolution, or to amend the Bylaws of the Corporation. The Board of Directors shall have the power at any time, by resolution passed by a majority of the whole Board of Directors, to change the membership of the Executive Committee, to fill all vacancies in it, or to dissolve it, either with or without cause.

         Section 2. Organization. The Chairman of the Executive Committee, to be designated by the Board of Directors, shall act as chairman at all meetings of the Executive Committee and the Secretary shall act as secretary thereof. In case of the absence from any meeting of the Executive Committee of the Chairman of the Executive Committee or the Secretary, the Executive Committee may appoint a chairman or secretary, as the case may be, of the meeting.

         Section 3. Meetings. Regular meetings of the Executive Committee, of which no notice shall be necessary, may be held on such days and at such places, within or without the State of Utah, as shall be fixed by resolution adopted by a majority of the Executive Committee and communicated in writing to all its members. Special meetings of the Executive Committee shall be held whenever called by the Chairman of the Executive Committee or a majority of the members of the Executive Committee then in office. Notice of each special meeting of the Executive Committee shall be given by mail, telegraph, telex, cable, wireless, or other form of recorded communication or be delivered personally or by telephone to each member of the Executive Committee not later than twenty-four hours before the meeting is to be held. Notice of any such meeting need not be given to any member of the Executive Committee, however, if waived by him in writing or if he shall be present at such meeting. Any meeting

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of the Executive Committee shall be a legal meeting without any notice having been given thereof, if all the members of the Executive Committee shall be present thereat. Subject to the provisions of this Article V, the Executive Committee, by resolution adopted by a majority of the whole Executive Committee, shall fix its own rules of procedure.

         Section 4. Quorum and Manner of Acting. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at a meeting thereof at which a quorum is present shall be the act of the Executive Committee.

         Section 5. Other Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more other committees consisting of one or more directors of the Corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise, subject to the provisions of Section 16-10a-825 of the Utah Revised Business Corporation Act, the Articles of Incorporation, and these Bylaws, the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power to fill vacancies in the Board of Directors, the Executive Committee, or any other committee or in their respective membership, to appoint or remove officers of the Corporation, or to authorize the issuance of shares of the capital stock of the Corporation, except that such a committee may, to the extent provided in said resolutions, grant and authorize options and other rights with respect to the common stock of the Corporation pursuant to and in accordance with any plan approved by the Board of Directors. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the members of any such committee at any time to fill vacancies, and to discharge any such committee, either with or without cause, at any time.

         Section 6. Alternate Members of Committees. The Board of Directors may designate one or more directors as alternate members of the Executive Committee or any other committee, who may replace any absent or disqualified member at any meeting of the committee.

         Section 7. Minutes of Committees. Each committee shall keep regular minutes of its meetings and proceedings and report the same to the Board of Directors at the next meeting thereof.

                                   ARTICLE VI

                                     GENERAL

          Section 1. Actions Without a Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing and such written consent is filed with the minutes of proceedings of the Board of Directors or the committee.

         Section 2. Presence at Meetings by Means of Communications Equipment. Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of telephonic equipment or any means of communication by which all directors participating in the meeting may hear each other during the meeting, and a director participating in a meeting by this means is considered to be present in person at the meeting.

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                                   ARTICLE VII

                                     NOTICES

         Section 1. Type of Notice. Whenever, under the provisions of any applicable statute, the Articles of Incorporation, or these Bylaws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, in person or by mail, addressed to such director or shareholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail; provided, however, that notice of twenty-four hours or less shall be deemed to be given at the time received.

         Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of any applicable statute, the Articles of Incorporation, or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such notice.

                                  ARTICLE VIII

                                    OFFICERS

         Section 1. Elected and Appointed Officers. The elected officers of the Corporation shall be a President and a Secretary, and, if the Board of Directors so elects, a Chairman of the Board (who shall be a director), a Chief Executive Officer, one or more Vice Presidents, with or without such descriptive titles as the Board of Directors shall deem appropriate, a Controller and a Treasurer. The Board of Directors or the Executive Committee of the Board of Directors by resolution also may appoint one or more Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries, Assistant Controllers, and such other officers and agents as from time to time may appear to be necessary or advisable in the conduct of the affairs of the Corporation.

         Section 2. Time of Election or Appointment. The Board of Directors at its annual meeting shall elect or appoint, as the case may be, the officers to fill the positions designated in or pursuant to Section 1 of this Article VIII. Officers of the Corporation may also be elected or appointed, as the case may be, at any other time.

         Section 3. Salaries of Elected Officers. The salaries of all elected officers of the Corporation shall be fixed by the Board of Directors.

         Section 4. Term. Each officer of the Corporation shall hold his office until his successor is duly elected or appointed and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors or the Executive Committee may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise may be filled by the Board of Directors or the appropriate committee thereof.

         Section 5. Duties of the Chairman of the Board. The Chairman of the Board, if one be elected, shall preside when present at all meetings of the Board of Directors and, with the approval of the Chief Executive Officer, may preside at meetings of the shareholders. He shall advise and counsel Chief Executive Officer, the President and other officers of the Corporation, and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board of Directors.

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         Section 6. Duties of the Chief Executive Officer. Subject to the
provisions of these Bylaws, the Chief Executive Officer shall have general supervision of the affairs of the Corporation and shall have general and active control of all its business. He shall preside, when present, at all meetings of shareholders, except when the Chairman of the Board presides pursuant to Section 5 of this Article VIII, and, in the absence of the Chairman of the Board (if one be appointed), at all meetings of the Board of Directors. He shall see that all orders and resolutions of the Board of Directors and the shareholders are carried into effect. He shall have general authority to execute bonds, deeds, and contracts in the name of the Corporation and affix the corporate seal thereto; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require, and to fix their compensation, subject to the provisions of these Bylaws; to remove to suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; to suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer subordinate to the Chief Executive Officer; and, in general, to exercise all the powers and authority usually appertaining to the chief executive officer of a corporation, except as otherwise provided in these Bylaws.

         Section 7. Duties of the President. The President of the Corporation shall have such authority and perform such duties as a prescribed by law, these Bylaws, and by the Board of Directors. He shall have general authority to execute bonds, deeds, and contracts in the name of the Corporation and affix the corporate seal thereto; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require, and to fix their compensation, subject to the provisions of these Bylaws; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; to suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer subordinate to the Chief Executive Officer; and, in general, to exercise all the powers and authority usually appertaining to the chief executive officer of a corporation, except as otherwise provided in these Bylaws. In the absence of the Chief Executive Officer or in the event of his inability or refusal to act, the President shall perform the duties of the Chief Executive Officer and when so acting, shall have all the powers of and be subject to all of the restrictions on the Chief Executive Officer (unless the President is the Chief Executive Officer).

         Section 8. Duties of Vice Presidents. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors the Chief Executive Officer or the President may from time to time prescribe.

         Section 9. Duties of Assistant Vice Presidents. In the absence of a Vice President or in the event of his inability or refusal to act, the Assistant Vice President (or in the event there shall be more than one, the Assistant Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of that Vice President, and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the President, or the Vice President under whose supervision he is appointed may from time to time prescribe.

         Section 10. Duties of the Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the Executive Committee or other standing committees when required. He shall give, or cause

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to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or the President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation, and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall keep and account for all books, documents, papers, and records of the Corporation, except those for which some other officer or agent is properly accountable. He shall have authority to sign stock Articless and shall generally perform all the duties usually appertaining to the office of the secretary of a corporation.

         Section 11. Duties of Assistant Secretaries. In the absence of the Secretary or in the event of his inability or refusal to act, the Assistant Secretary (or, if there shall be more than one, the Assistant Secretaries in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the President, or the Secretary may from time to time prescribe.

         Section 12. Duties of the Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the Corporation. The Treasurer shall be under the supervision of the Vice President in charge of finance, if one is so designated, and he shall perform such other duties as may be prescribed by the Board of Directors, the President, or any such Vice President in charge of finance.

         Section 13. Duties of Assistant Treasurers. The Assistant Treasurer or Assistant Treasurers shall assist the Treasurer, and in the absence of the Treasurer or in the event of his inability or refusal to act, the Assistant Treasurer (or in the event there shall be more than one, the Assistant Treasurers in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the President, or the Treasurer may from time to time prescribe.

         Section 14. Duties of the Controller. The Controller, if one is appointed, shall have supervision of the accounting practices of the Corporation and shall prescribe the duties and powers of any other accounting personnel of the Corporation. He shall cause to be maintained an adequate system of financial control through a program of budgets and interpretive reports. He shall initiate and enforce measures and procedures whereby the business of the Corporation shall be conducted with the maximum efficiency and economy. If required, he shall prepare a monthly report covering the operating results of the Corporation. The Controller shall be under the supervision of the Vice President in charge of finance, if one is so designated, and he shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer, the President, or any such Vice President in charge of finance.

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

         Section 15. Duties of Assistant Controllers. The Assistant Controller or Assistant Controllers shall assist the Controller, and in the absence of the Controller or in the event of his inability or refusal to act, the Assistant Controller (or, if there shall be more than one, the Assistant Controllers in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of the Controller and perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the President, or the Controller may from time to time prescribe.

                                   ARTICLE IX

                                 INDEMNIFICATION

         Section 1. Actions Other Than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or contemplated action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (all of such persons being hereafter referred to in this Article as a "Corporate Functionary"), against expenses (including attorneys'
fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if his conduct was in good faith and he reasonably believed that his conduct was in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

         Section 2. Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or contemplated action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Corporate Functionary against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if his conduct was in good faith and he reasonably believed that his conduct was in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Section 3. Determination of Right to Indemnification. Any indemnification under Sections 1 or 2 of this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Corporate Functionary is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article IX. Such determination shall be made
(i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (ii) if such a quorum is not obtainable, or if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

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

         Section 4. Right to Indemnification. Notwithstanding the other provisions of this Article IX, to the extent that a Corporate Functionary has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 1 or 2 of this Article IX (including the dismissal of a proceeding without prejudice or the settlement of a proceeding without admission of liability), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 5. Prepaid Expenses. Expenses incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Corporate Functionary to repay such amount if
(i) the Corporate Functionary furnishes the Corporation with a written affirmation of his good faith belief that he has met the applicable standard of conduct as required by the Utah Revised Business Corporation Act; (ii) the Corporate Functionary furnishes to the Corporation a written undertaking, executed personally or on his behalf, to repay the advance it if is ultimately determined that he did not meet the required standard of conduct; and (iii) a determination is made that the facts known to those making the determination would not preclude indemnification under Article IX.

         Section 6. Right to Indemnification upon Application; Procedure upon Application. Any indemnification under this Article IX shall be paid within sixty (60) days after receipt by the Board of Directors of the written request of the Corporate Functionary, unless with the Board of Directors determines by a majority vote of a quorum consisting of disinterested directors that such Corporate Functionary acted in a manner as to justify the Corporation in not indemnifying or making an advance of expenses to the Corporate Functionary. If no quorum of disinterested directors is obtainable, the Board of Directors shall promptly engage independent legal counsel to decide whether the Corporate Functionary acted in a manner as to justify the Corporation's not indemnifying or making an advance of expenses to the Corporate Functionary, pursuant to the provisions of this Article IX. The right to indemnification or advance of expenses granted by this Article IX shall be enforceable by the Corporate Functionary in any court of competent jurisdiction if the Board of Directors or independent legal counsel denies his claim, in whole or in part, or if no disposition of such claim is made within sixty (60) days. The expenses of the Corporate Functionary incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

         Section 7. Other Rights and Remedies. The indemnification and advancement of expenses or provided by or granted pursuant to this Article IX shall not be deemed exclusive of any other rights to which any person seeking indemnification and advancement of expenses or may be entitled to pursuant to these Bylaws, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and in any other capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Corporate Functionary and shall inure to the benefit of the heirs, executors, and administrators of such a person. Any repeal or modification of these Bylaws or relevant provisions of the Utah Revised Business Corporation Act and other applicable law, if any, shall not affect any then existing rights of a Corporate Functionary to indemnification or advancement of expenses.

         Section 8. Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article IX.

         Section 9. Mergers. For purposes of this Article IX, references to "the Corporation" shall include, in addition to the resulting or surviving corporation, constituent corporations (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers so that any person who is or was a director or officer of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         Section 10. Savings Provision. If this Article IX or any portion hereof shall be invalidated on any ground by a court of competent jurisdiction, the Corporation shall nevertheless indemnify each Corporate Functionary as to expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, proceeding, or investigation, whether civil, criminal, or administrative, including a grand jury proceeding or action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article IX that shall not have been invalidated.

                                    ARTICLE X

                         CERTIFICATES REPRESENTING STOCK

         Section 1. Right to Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board, the Chief Executive Officer, the President, or a Vice President and by the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences or rights shall be summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided, however, except as otherwise provided by the Utah Revised Business Corporation Act, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate a statement that the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences or rights.

         Section 2. Signatures. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

         Section 3. New Certificates. The officers of the Corporation may authorize the Corporation's transfer agent to direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation and alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, an officer of the Corporation may, in his discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate.

         Section 4. Transfers. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation, or authority to transfer, it shall be the duty of the Corporation, subject to any proper restrictions on transfer, to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

         Section 5. Record Date. The Board of Directors may fix in advance record dates which shall not precede the date on which the resolution fixing the record date is adopted, as follows:

          (i) not more than 60 days nor less than 10 days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof,

          (ii) not more than 10 days after the date on which the resolution fixing the record date is adopted, as a record date in connection with obtaining a consent of the shareholders in writing to corporate action without a meeting, and

          (iii)not more than 60 days before the date for payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change, or conversion or exchange of capital stock shall go into effect, or the date on which any other lawful action shall be taken, as the record date for determining the shareholders entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock or other lawful action of the Corporation.

Only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, any such meeting and any adjournment thereof (provided, however, that the Board of Directors may fix a new record date for an adjourned meeting), or to give such consent, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date is fixed by the Board of Directors.

        Section 6. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person.

                                   ARTICLE XI

                               GENERAL PROVISIONS

        Section 1. Dividends. Subject to the provisions of the Articles of Incorporation, dividends upon the capital stock of the Corporation, if any, may be declared by the Board of Directors (but not any committee thereof) at any regular meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

        Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in its absolute discretion.

        Section 3. Checks. All checks or demands for money and promissory notes of the Corporation shall be signed by such officers or other persons as the Board of Directors may from time to time prescribe.

        Section 4. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

        Section 5.  Corporate   Seal.  The  corporate   seal  shall  have
inscribed   thereon  the  name  of  the Corporation.  The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced, or otherwise.

                                   ARTICLE XII

                                   AMENDMENTS

        Subject to the Articles of Incorporation and the provisions of the Utah Revised Business Corporation Act, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by a majority of the members of the Board of Directors or by the shareholders.

                                  CERTIFICATION

        I, Secretary of the Corporation, hereby certify that the foregoing is a true, accurate and complete copy of the Bylaws of e resources inc, adopted by its Board of Directors as of July 11, 2001.



                                           --------------------------------
                                           Christopher D. Curtis, Secretary

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